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                                                                       Exhibit 5


ATLAS PEARLMAN
ATTORNEYS AT LAW P.A.

Christina K. Abraham   Brian A. Pearlman        Of Counsel
Jan Douglas Atlas      Charles B. Pearlman      Fredric I. Gottlieb
Roxanne K. Beilly      Adam J. Reiss            Jon A. Sale
Elliot P. Borkson      Jonathan S. Robbins      Benedict P. Kuehne
Deborah Ann Byles      Juan A. Sanchez          Dale Ledbetter**
Robin Corwin Campbell  James M. Schneider       Sergio Vivanco A.*
Clint J. Gage          Wayne H. Schwartz
April I. Halle         Douglas Paul Solomon     *not admitted in Florida
Kip O. Lassner         Samantha Nicole Tesser   **admitted in Tennessee
Eric Lee               Michael L. Trop          and Washington, D.C.
Joel D. Mayersohn      Steven I. Weinberger
Assad S. Mirza         Kenneth P. Wurtenberger
William Nortman

                                                       June 11, 2001

VIA FACSIMILE
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Viragen, Inc.
865 S.W. 78th Avenue, Suite 100
Plantation, FL 33324

         RE: REGISTRATION STATEMENT ON FORM S-3; VIRAGEN, INC. (THE "COMPANY"), 166,667 SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of a total of 166,667 shares of Common Stock, par value $.01 per share (the "Common Shares").

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, and exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance on the foregoing, we are of the opinion that the Common Shares are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                                 Very truly yours,

                                                 ATLAS PEARLMAN, P.A.

                                                 /s/ Atlas Pearlman, P.A.

    Suite 1700 o 350 East Las Olas Boulevard o Fort Lauderdale, Florida 33301
              Telephone (954) 763-1200 / Facsimile (954) 766-7800 /
           E-mail ap@atlaslaw.com / Web site http://www.atlaslaw.com
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         FORT LAUDERDALE o MIAMI o BOCA RATON o NAPLES o SANTIAGO, CHILE